                            1996 STOCK OPTION PLAN

                                       OF

                           HERITAGE MEDIA CORPORATION


     WHEREAS, the Board of Directors of the Corporation deems it in the best interests of the Corporation that certain key employees, officers and directors of the Corporation and its subsidiaries be given an opportunity to acquire a stake in the operation and growth of the Corporation, as a means of assuring their maximum effort and continued association with the Corporation; and

     WHEREAS, the Board believes that the Corporation can best obtain these and other benefits by granting stock options to key employees, officers and directors designated from time to time pursuant to this Plan; and

     WHEREAS, this Plan is intended to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3"), and this Plan shall be construed, interpreted and administered to so comply;

     NOW, THEREFORE, the Board does hereby adopt this 1996 STOCK OPTION PLAN, subject to approval, within 12 months of the date of adoption, by at least a majority of the shares of the Corporation's capital stock entitled to vote thereon at a shareholders' meeting.

1.   DEFINITIONS.

     Wherever used herein, the following terms shall have the following meanings, respectively:

     (a) "Committee" means the Compensation Committee or other committee appointed by the Board, which shall consist of two or more directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Exchange Act, or any successor provision.

     (b)  "Board" shall mean the Board of Directors of the Corporation.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Corporation" shall mean Heritage Media Corporation, or any successor thereof.

     (e) "Eligible Individuals" shall mean any employee, officer or director of the Corporation or any Parent or Subsidiary as provided in Paragraph 4(a) of this Plan.

     (f) "Fair Market Value" means, with respect to the Common Stock and at any date, (i) the reported closing price of such stock on the American Stock Exchange, New York Stock Exchange or other established stock exchange or the Nasdaq National Market System on such date, or if no sale of such stock shall have been made on such an exchange or the Nasdaq National Market System on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on such an exchange or quoted on the Nasdaq National Market System, the average of the closing bid and asked prices per share for such stock in the over-the-counter market as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") on such date, or (iii) if such stock is not then listed on such an exchange or quoted on Nasdaq or the Nasdaq National Market System, an amount determined in good faith by the Committee in its sole discretion.

     (g) "Non-Employee Director" means a director of the Corporation who is not an employee of the Corporation or any Parent or Subsidiary of the Corporation.

     (h) "Optionee" or "Participant" shall mean any individual designated by the Committee to be Optionees under this Plan.

     (i)  "Parent" shall mean any Parent of the Corporation.

     (j)  "Plan" shall mean this 1996 Stock Option Plan, as amended.

     (k) "Section 16 Participant" means a Participant subject to Section 16 of the Exchange Act.

     (l) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code or any other entity, including partnerships, that are owned by the Corporation or any Parent or Subsidiary.

     (m) "Transferee" means a person who has succeeded to the rights of an Optionee under the Option as provided in Paragraphs 5(b) and 7(b) hereof.

2.   AUTHORITY TO GRANT OPTIONS.

     Under this Plan, the Corporation may, from time to time, but in no event after ten (10) years from the earlier date of the adoption or approval of this Plan, grant to Eligible Individuals as herein provided, an Option or Options to purchase from the Corporation specified amounts of the authorized and unissued, $.01 par value, of its Common Stock of the Corporation, but not to exceed in the aggregate 1,500,000 shares of Common Stock, subject to adjustment as provided in Paragraph 8 below. Shares covered by Options which lapse or otherwise are not exercised may be the subject of additional Options granted under this Plan.


3.   ADMINISTRATION OF PLAN.

     (a) This Plan shall be administered by the Committee. Among other things, the Committee shall have authority, subject to the terms of this Plan (including provisions governing participation of Non-Employee Directors), to grant awards under this Plan and to determine the individuals to whom and the time or times at which awards may be granted, the type(s) of award(s) to be granted to such individuals pursuant to this Plan and the terms and conditions of such awards; provided, however, that the maximum number of shares which may be subject to all Options awarded to a Participant during any calendar year may not exceed 200,000 (subject to adjustment pursuant to Paragraph 8 hereof). All administrative powers may be delegated by the Committee, except where (i) such powers with respect to the selection of and determination of awards for Section 16 Participants are required to be exercised by the Committee in order to enable this Plan to qualify for the exemption provided by Rule 16b-3 or (ii) such delegation would cause the benefits under this Plan to "covered employees" within the meaning of Section 162(m) of the Code to not qualify as performance-based compensation within the meaning of
          Section 162(m) of the Code and applicable interpretive authority thereunder.

     (b) Subject to the provisions contained herein, the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of this Plan as it shall from time to time consider advisable, to interpret the provisions of this Plan and any Option Agreement (as hereinafter defined), and to decide all disputes arising in connection with this Plan. The Committee's decisions and interpretations shall be final and binding. Any action of the

          Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

     (c) The Corporation shall indemnify and hold harmless each director of the Corporation and each Committee member for any action or determination made in good faith with respect to this Plan or any Option Agreement.


4.   GRANT OF OPTIONS.

     (a) The following individuals shall be eligible to receive awards pursuant to this Plan as follows:

               (i) Any employee (including any officer or director who is an employee) of the Corporation or any Parent or Subsidiary of the Corporation shall be eligible to receive Options under this Plan.

               (ii) Any Non-Employee Director of the Corporation shall be eligible to receive Options as set forth in Paragraph 10 hereof.

     (b) Subject to the provisions of this Plan, the Committee may award Options and determine the number of shares to be covered by each Option, the Option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms of each Option need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by this Plan or a particular Option Agreement, any determination with respect to an Option may be made by the Committee at the time of award or at any time thereafter.


5.   OPTION AGREEMENT.

     No Option granted hereunder shall be effective for any purpose unless and until the Optionee has executed a written agreement (the "Option Agreement"), with the Corporation with respect to the terms of the Option and its exercise. Such agreement shall be in form and content determined by the Committee to be necessary in order that the Option and its exercise will be pursuant and subject to this Plan and applicable regulatory laws or accounting principles. In this regard, but without limitation thereto, the Option Agreement shall in its terms include the following provisions, which are hereby made a part of this Plan:

     (a) The Option is not exercisable after the expiration of ten years from the date the Option is granted; and

     (b) The Option is non-transferable by the Optionee otherwise than by will or the laws of descent and/or distribution, and is exercisable, during his lifetime, by him only.


6.   EXERCISE OF OPTION.

     (a) Subject to the provisions of Paragraph 11 hereof, the Optionee shall have remained in the continuous employ of the Corporation or a Parent or Subsidiary for two years from and after the date on which the Option is granted, or such other and greater period as may be fixed by the Committee, before he can exercise any part of the Option.

     (b) Subject to the provisions of Paragraph 11 hereof, after the Optionee has remained in the continuous employ of the Corporation for two years, and other requirements for the exercise of the Option have been met, the Option may be exercised as to all of the shares subject to the Option. No Option Agreement entered into by the Corporation shall be considered to impose upon the Corporation or Parent or Subsidiary any obligation to retain the Optionee in its employment for two years or any other period of time.

     (c) The Committee shall, subject to other provisions of this Plan, fix the manner of exercising the Option, in whole or in part. The Option shall be exercised by means of written notice executed by the Optionee and delivered to the Corporation stating the number of shares to be purchased. Said notice shall be accompanied by payment in cash, or by certified or cashier's check payable to the order of the Corporation, of the full purchase price, in United States dollars; provided, however, that in lieu of cash an Optionee may exercise his Option by tendering to the Corporation such shares of the Common Stock of the Corporation owned by him having a fair market value equal to the cash exercise price applicable to his Option, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with or conform to the requirements of any applicable or relevant laws or regulations, or any combination of cash payments and stock tenders as may be acceptable to the Committee. No shares shall be issued to any Optionee until full payment therefor has been made.

     (d) Options may be exercised in whole or in part, however, no Option shall be exercised for less than 100 shares unless such exercise shall be for the full number of shares then purchasable under the Option.


7.   EMPLOYMENT RELATIONSHIP.

     (a) In the event that an Optionee shall cease to be an employee of the Corporation or Parent or Subsidiary, such Optionee shall have the right to exercise the Option at any time within three months after such termination of employment or if the Optionee is disabled the Optionee may exercise the Option within twelve months after termination of employment (but not after the expiration of ten years from the date the Option is granted, and only to the extent the Optionee could have exercised such Option on the date he ceased to be an employee).

     (b) If the Optionee shall die while an employee of the Corporation or a Parent or Subsidiary and shall not have fully exercised the Option, an Option may be exercised, subject to the condition of ten years from the date it is granted, to the extent that the Optionee's right to exercise such Option has accrued pursuant to Paragraph 6 of this Plan at the time of his death and had not previously been exercised, at any time within twelve months after the Optionee's death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.


8.   TRANSFERS AND CAPITAL CHANGES BY CORPORATION.

     (a) The adoption and approval of this Plan, and the grant of an Option pursuant to this Plan, shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, or reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets. Except as in this Paragraph 8 otherwise provided, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the Option. No provision in this Paragraph 8 shall be deemed to authorize an extension of the period for the exercise of an Option beyond the period of ten years as provided in Paragraph 5(a) hereof.

     (b) Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled.

     (c) In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation, appropriate and proportionate adjustment shall be made in (i) the number and kind of shares of stock in respect of which Options may be awarded under this Plan, (ii) the number and kind of shares of stock or other property subject to outstanding Options, and (iii) the award, exercise or conversion price with respect to any of the foregoing.


9.   TAX CONSEQUENCES.

     The Options which Optionee receives to this Plan are considered non-statutory stock options for tax purposes. The term "non-statutory" merely indicates that the particular option plan does not meet the requirements of a qualified (statutory) stock option plan. Under the tax laws in effect as of the date of this Plan, options received under this non-statutory option plan will be taxable as compensation when the Option is exercised. The amount taxable at the time of exercise will be the difference between the option price and the fair market value of the stock on the date that the Option is exercised. The amount, as determined in the preceding sentence, will be taxed as compensation income at the ordinary tax rates. When the Optionee later sells the stock, any further appreciation in value between the date of exercise and the date of sale will be taxed at capital gains rates, provided the requisite holding period is met.


10. NONDISCRETIONARY AWARDS TO NON-EMPLOYEE DIRECTORS.

     (a) Notwithstanding any other provision of this Plan, Non-Employee Directors shall participate in this Plan only to the extent set forth in this Paragraph 10. The provisions of this Plan applicable to awards granted or to be granted to Non-Employee Directors are intended to comply with the provisions of Rule 16b-3(c)(2)(ii) under the Exchange Act, or any successor provision, and such provisions shall be construed, interpreted and administered to so comply. The Committee shall have no authority to take any action, and shall not take any action, if the authority to take such action, or the taking of such action, would result in noncompliance with such provisions.

              (i) On the second Friday in December of each year commencing December 13, 1996, each Non-Employee Director shall receive a grant of an Option to purchase 2,000 shares of Common Stock. Options granted to Non-Employee Directors shall first become exercisable two years after the date of grant, subject to the provisions of Paragraph 11 hereof. To the extent Rule 16b-3 is amended so that the Options may be awarded to Non-Employees Directors at dates to be determined by the Committee, then the Committee is authorized to select in its discretion the date for grants of Options to the Non-Employee Directors.

              (ii) The term of each Option granted to a Non-Employee Director shall be ten years from its date of grant.

              (iii) The option price of the shares of Common Stock subject to each Option granted to a Non-Employee Director shall be the Fair Market Value of such shares on the date the Option is granted.

     (b) If a Non-Employee Director ceases to be a director of the Corporation, such Non-Employee Director's Options shall be exercisable by him only during the six months following the date such person ceases to be a director, except that if a Non-Employee Director dies while serving as a director, such Non-Employee Director's Options shall be exercisable by his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the six months following his or her death.


11.  ACCELERATION OF EXERCISABILITY AND VESTING UNDER CERTAIN CIRCUMSTANCES

     Notwithstanding any provision in this Plan to the contrary, with regard to any Option awarded to any Participant, unless the particular Option provides otherwise, the Option will become immediately exercisable and vested in full upon the occurrence, before the expiration or termination of such Option or forfeiture of such shares, of any of the events listed below:

     (a) a sale, transfer or other conveyance of all or substantially all of the assets of the Corporation on a consolidated basis;

     (b) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (i) the Corporation or (ii) James Hoak and his affiliates, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Corporation; or

     (c) the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a "tender offer" for stock of the Company subject to Section 14(d)(2) of the Exchange Act; or

     (d) the failure at any annual or special meeting of the Corporation's stockholders following an "election contest" subject to Rule 14a-11 promulgated under the Exchange Act, of any of the persons nominated by the Corporation in the proxy material mailed to stockholders by the management of the Corporation to win election to seats on the Board, excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.


12.  AMENDMENT AND DISCONTINUANCE.

     The Committee may amend the terms of any Option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his or her written consent.

13.  MISCELLANEOUS

     (a) No person shall have any claim or right to be awarded an Option, and the award of an Option shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under this Plan, except as expressly provided in the applicable Option Agreement.

     (b) Nothing contained in this Plan shall prevent the Corporation from adopting other or additional compensation arrangements for its employees or directors.

     (c) Subject to the provisions of the applicable Option Agreement, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under this Plan until he or she becomes the record holder thereof.

     (d) The Committee may require, as a condition of receiving shares of Common Stock issued pursuant to any Option, that a Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), to deliver such shares in compliance with the provisions of the Securities Act.

     (e) Notwithstanding any other provision of this Plan, in order to qualify for the exemption provided by Rule 16b-3, (i) any shares of equity security received by a Section 16 Participant may not be sold for six months and one day after the date of award of the Option and (ii) any Option or other right related to an equity security issued under this Plan that constitutes a "derivative security" within the meaning of Rule 16b-3(a)(2) under the Exchange Act, or any successor provision, shall not be transferable other than by will or the laws of descent and distribution. The Committee shall have no authority to take any action, and shall not take any action, if the authority to take such action, or the taking of such action, would disqualify this Plan from the exemption provided by Rule 16b-3.

     (f) This Plan shall become effective upon its approval by the Board, subject to approval by the stockholders of the Corporation. Prior to such stockholder approval, awards may be granted under this Plan subject to such stockholder approval.

     (g) The Board may amend, suspend or terminate this Plan or any portion thereof at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Exchange Act or any successor provision, and (ii) Paragraph 10 hereof and, as it relates to awards granted or to be granted to Non-Employee Directors, Paragraph 11 hereof, may not be amended more than once every six months other than to comport with changes in the Code or ERISA or the rules and regulations under either thereof. If any amendment, suspension or termination of this Plan shall materially and adversely affect the rights of the holder of any award then outstanding, such amendment, suspension or termination shall not be deemed to alter such rights unless the holder shall consent thereto.